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                                                                    EXHIBIT 2.2




                         ARTICLES AND PLAN OF MERGER

                                     OF

                         STRATEGIC DATA SYSTEMS, INC.

                               WITH AND INTO

                               MILIRISK, INC.


         Pursuant to the provisions of Article 5.16 of the Texas Business Corporation Act and Section 180.1105 of the Wisconsin Business Corporation Law, MiliRisk, Inc., a corporation organized under the laws of the State of Texas (the "parent corporation"), and owning at least ninety per cent of the shares of Strategic Data Systems Inc., a corporation organized under the laws of the State of Wisconsin (the "subsidiary corporation"), hereby executes the following articles of merger effective as of July ____, 1997:


                                     I.

                    RESOLUTION OF THE BOARD OF DIRECTORS

         Attached hereto as Exhibit A is a copy of the resolutions of the Board of Directors of MiliRisk, Inc. as adopted on June 18, 1997. Also attached hereto as Exhibit B is a copy of the resolutions of the sole shareholder of MiliRisk, Inc. as adopted on June 18, 1997.

                                     II.

                               PLAN OF MERGER

         The plan of merger, as adopted by the shareholder and Board of Directors of each of the parent corporation and subsidiary corporation, is as follows: (a) Strategic Data Systems, Inc., a wholly-owned subsidiary of MiliRisk, Inc., shall merge with and into MiliRisk, Inc., and "MiliRisk, Inc." shall be the name of the surviving corporation; and (b) upon filing of the articles of merger, all shares of capital stock of Strategic Data Systems, Inc. shall be canceled. The plan of merger was approved in accordance with Section
180.1104 of the Wisconsin Business Corporation Law.
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                                    III.

                    CAPITAL STOCK/ APPROVAL OF MERGER

The number of outstanding shares of each class of the subsidiary corporation, and the number of shares of each class owned by the parent corporation is:

CLASS                       NO. OF SHARES                   NO. OF SHARES
-----                       OUTSTANDING                     OWNED BY PARENT
                            -------------                   ---------------
Common Stock                1000                            1000


                                     IV.

                              PERMITTED MERGER

         The laws of Wisconsin, the jurisdiction under which the subsidiary corporation is organized, permits such a merger. The laws of Texas, the jurisdiction under which the parent corporation is organized, permits such a merger.

                                       V.

                             SURVIVING CORPORATION

         The surviving corporation in the merger herein is MiliRisk, Inc.

                                      VI.

                            ARTICLES OF INCORPORATION

         The articles of incorporation of MiliRisk, Inc. shall be the articles of incorporation of the surviving corporation.

                                      VII.

                               REGISTERED OFFICES

         The parent corporation is organized under the laws of the State of Texas and the address, including street number if any, of its registered or principal office in said State is 300 Burnett Street, Fort Worth, Texas 76102, and its registered agent is F. George Dunham, III.
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         IN WITNESS WHEREOF, each of the parties hereto has caused these
Articles of Merger to be executed on its behalf, all on the day and year first above written.


                           MILIRISK, INC.


                           By: /s/ F. GEORGE DUNHAM, III
                              ----------------------------------------------
                                    F. George Dunham, III
                                    President and Chief Executive Officer



                           Attest:


                           By: /s/ TERRY G. GAINES
                              ----------------------------------------------
                                    Terry G. Gaines
                                    Executive Vice President and
                                    Chief Financial Officer



                           STRATEGIC DATA SYSTEMS, INC.


                           By: /s/ F. GEORGE DUNHAM, III
                              ----------------------------------------------
                                    F. George Dunham, III
                                    Chairman of the Board



                           Attest:

                           By: /s/ JOY J. KELLER
                              ----------------------------------------------
                                    Joy J. Keller
                                    Secretary



This instrument was drafted
by Terry M. Schpok, P.C.

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                                   EXHIBIT A
                                   ---------

         WHEREAS, the board deems it to be in the best interest of the Company to effect the merger of the Company's wholly-owned subsidiary, Strategic Data Systems, Inc. ("SDS") with and into the Company;

         RESOLVED, that the Articles and Plan of Merger, in the form presented to each member of the Board (the "Articles of Merger"), is hereby approved by the Board and recommended to the Company's shareholder for approval; and

         RESOLVED FURTHER, that the Proper Officers are authorized to submit the Articles of Merger to the Company's shareholder for its approval; and

         RESOLVED FURTHER, that, upon approval by the shareholder of the Company, the Proper Officers of the Company are authorized and empowered to file the Articles of Merger with the appropriate authorities in Texas and Wisconsin and take such other actions as such Proper Officers shall deem necessary or desirable to cause the Articles of Merger to become effective.

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                                   EXHIBIT B
                                   ---------


         WHEREAS, the Board of Directors has recommended that the Company's wholly-owned subsidiary, Strategic Data Systems, Inc. ("SDS") be merged with and into the Company;

         RESOLVED, that the Articles and Plan of Merger in the form attached hereto as Exhibit A, be and hereby is, approved and adopted and the appropriate officers of the company be, and each hereby is, authorized and empowered, for and in the name of the Company, to execute and file such Articles and Plan of Merger with the appropriate authorities in Texas and Wisconsin.